United States
Securities and Exchange Commission

WASHINGTON, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 27, 2006

Digital Learning Management Corporation
(Exact name of registrant as specified in its charter)

Commission File Number: 000-26293

Delaware	20-1661391
(State or other jurisdiction of Incorporation or organization)	(IRS Employer Identification No.)

680 Langsdorf Drive, #203
Fullerton, California 92831
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (310) 921-3444

19950 Mariner Avenue
Torrance, California 90503
(Former name or former address, if change since last report)

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(a)
On March 27, 2006 the Board of Directors of Digital Learning Management Corporation (the “Company”) voted to remove Aurangzeb Bhatti as a Director and Chairman of the Board and as President and Chief Executive Officer effective as of December 14, 2005. The Board acted because Mr. Bhatti had abandoned his duties as an officer, Director and employee of the Company on December 14, 2005. The Company has provided Mr. Bhatti with a copy of this current report on Form 8-K at his last e-mail address and has offered him the opportunity to furnish the Company with a letter addressed to the Company stating whether he agrees with the statements made by the Company in response to this Item 5.02 and if not, stating the respects in which he does not agree. The Company will file such letter if and when it is received with the commission as an exhibit to an amendment to this Form 8-K.

(b)
On March 27, 2006 the Board of Directors of the Company appointed Umesh Patel as interim Chairman of the Board and President. Mr. Patel previously served as Vice-President and continues to serve as Chief Financial Officer and a Director of the Company. Mr. Patel has over 15 years experience in business development and sales. From 1990 to 2001 he served as the President of Tech Med Billing Services, where he was responsible for managing and projecting financials for the Company. In 2001 Mr. Patel co-founded School of I.T. with Mr. Bhatti. Mr. Patel served as its Vice President and was responsible for marketing. Mr. Patel is 49 years old and was first appointed a director of the Company in 2004.

(c)
On March 27, 2006 the Board of Directors of the Company appointed Craig Nagasugi as Chief Executive Officer. Since 1994 Mr. Nagasugi has been President, Chief Executive Officer and Chairman of the Board of Precision Direct, Inc. of Irvine, California. There are no family relationships between him and any other executive officer or director of the Company. Mr. Nagasugi is 48 years old.

(d)
On March 27, 2006 the Board of Directors of the Company appointed Gerald R. Newman as a director of the Company. For the past five years Mr. Newman has been the Managing Director of M&A Associate Network, a company that uses its worldwide finder's network to help private equity groups and other business buyers to locate business sellers meeting their particular criteria. Mr. Newman also provides business consulting to early stage companies seeking to be publicly traded, raise capital or enter into strategic relationships. He is the founder, Chairman and Chief Executive Officer of Patent Venture Fund. Mr. Newman has been an attorney licensed to practice in California for the past 30 years and has been involved in various capacities with a number of private and public companies both domestic and foreign. Mr. Newman is 60 years old. Mr. Newman is not a director of any other company subject to the reporting requirements of the Securities Exchange Act of 1934. There are no family relationships between him and any other executive officer or director of the Company.

(e)
There have been no transactions during the last two years or proposed transactions between the Company and either Mr. Nagasugi or Mr. Newman except that the terms of Mr. Nagasugi’s employment with the Company are currently being negotiated.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated at Torrance, California, this 30th day of March, 2006.

DIGITAL LEARNING MANAGEMENT CORPORATION, a Delaware corporation

By:	/s/ Umesh I. Patel
Umesh I. Patel,
President